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                                                                     EXHIBIT 3.2

                          BYLAWS FOR THE REGULATION OF

                          HUDSON RESPIRATORY CARE INC.
                            A CALIFORNIA CORPORATION


                                   ARTICLE I
                           Principal Executive Office
                           --------------------------
     The principal executive office of the corporation shall be 27711 Diaz Road, Temecula, California 92390.

                                   ARTICLE II
                            Meeting of Shareholders
                            -----------------------

     Section 2.01   Annual Meetings.  The annual meeting of shareholders shall
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be held on such date as the board of directors shall determine.  At each annual meeting, directors shall be elected and any other proper business may be transacted.

     Section 2.02   Special Meetings.  Special meetings of shareholders may be
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called by the board of directors, the chairman of the board, the chief executive officer, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting within the limits fixed by law.

     Section 2.03   Place of Meetings.  Each annual or special meeting of
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shareholders shall be held at such location as may be determined by the board of directors, or if no such determination is made, at such place as may be determined by the chief executive officer, or by any other officer authorized by the board of directors. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the corporation.

     Section 2.04   Notice of Meetings.  Notice of each annual or special
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meeting of shareholders shall contain such information, and shall be given to such persons at such time, and in such manner, as the board of directors shall determine, or if no such determination is made, as the chief executive officer, or any other officer so authorized by the board of directors or the chief executive officer, shall determine, subject to the requirements of applicable law.

     Section 2.05   Conduct of Meetings.  Subject to the requirements of
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applicable law, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of shareholders shall be designated by the board of directors and, in the absence of any such designation, shall be the chief executive officer of the corporation.
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                                  ARTICLE III
                                   Directors
                                   ---------

     Section 3.01   Number of Directors.  The Corporation shall have not less
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than three (3) nor more than five (5) directors.  The exact number of directors shall be fixed from time to time, within the limits specified above, by resolution of the shareholders in accordance with applicable law. Subject to the foregoing provisions for changing the number of directors, the number of directors of the Corporation shall be three (3).

     Section 3.02   Meetings of the Board.  Each regular and special meeting of
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the board shall be held at a location determined as follows: The board of directors may designate any place, within or without the State of California, for the holding of any meeting. If no such designation is made, (i) any meeting called by a majority of the directors shall be held at such location, within the county of the corporation's principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the corporation's principal executive office, as the chief executive officer may designate, or in the absence of such designation, at the corporation's principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the board of directors shall be conducted in accordance with such rules and procedures as the board of directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be designated by the directors and, in the absence of any such designation, shall be the chief executive officer of the corporation.

                                   ARTICLE IV
                         Indemnification of Directors,
                      Officers, and Other Corporate Agents
                      ------------------------------------

     Section 4.01   Indemnification.  This corporation shall indemnify and hold
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harmless each "agent" of the corporation, as the term "agent" is defined in
Section 317(a) of the California General Corporation Law, (the "Law") from and against any expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any "proceeding" (as defined in said
Section 317(a) to the full extent permitted by applicable law. The corporation shall advance to its agents expenses incurred in defending any proceeding prior to the final disposition thereof to the full extent and in the manner permitted by applicable law.

     Section 4.02   Right to Indemnification.  This section shall create a right
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of indemnification for each person referred to in section, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of such section and in the event of death such right shall extend to such person' s legal representatives. The right of indemnification hereby given shall not be exclusive of any other rights such person may have whether by law or under any agreement, insurance policy, vote of directors or shareholders, or otherwise.

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     Section 4.03   Insurance.  The corporation shall have power to purchase and
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maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability.

                                   ARTICLE V
                                    Officers
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     Section 5.01   Officers.  The corporation shall have a chief executive
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officer, a president, a chief financial officer, a secretary and may have such other officers, including a chairman of the board, as may be designated by the board. officers shall have such powers and duties as may be specified by, or in accordance with, resolutions of the board of directors. In the absence of any contrary determination by the board of directors, the chief executive officer shall, subject to the power and authority of the board of directors, have general supervision, direction, and control of the officers, employees, business, and affairs of the corporation.

     Section 5.02   Limited Authority of Officers.  No officers of the
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corporation shall have any power or authority outside the normal day-to-day business of the corporation to bind the corporation by any contract or engagement or to pledge its credit or to render it liable in connection with any transaction unless so authorized by the board of directors.

                                   ARTICLE VI
                            Waiver of Annual Reports
                            ------------------------

     So long as the corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the California General Corporation Law), no annual report to shareholders shall be required, and the requirement to the contrary of Section 1501 of the California General Corporation Law is hereby expressly waived.

                                  ARTICLE VII
                                   Amendments
                                   ----------

     New bylaws may be adopted or these bylaws may be amended or repealed by the shareholders or, except for Section 3.01, by the directors.

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